Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated March 31, 2008, with respect to the financial statements of Summit Radio Corp. included in its report on Form 6-K, filed with the Securities and Exchange Commission on June 30, 2008.

/s/ ARIK ESHEL, CPA & ASSOC., PC ARIK ESHEL, CPA & ASSOC., PC

June 30, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated March 31, 2008, with respect to the consolidated financial statements of Lynk USA Inc. included in BOS’s Annual Report on Form 20-F, for the year ended December 31, 2007, filed with the Securities and Exchange Commission on June 30, 2008.

/s/ ARIK ESHEL, CPA & ASSOC., PC ARIK ESHEL, CPA & ASSOC., PC

June 26, 2008